Exhibit 99.1

newsrelease
CTS CORPORATION Elkhart, Indiana 46514 • 574-523-3800

October 27, 2014

FOR RELEASE:  Immediately

CTS ANNOUNCES THIRD QUARTER 2014 RESULTS

Adjusted EPS of $0.29

Continued progress on growth initiatives

Elkhart, IN. . .CTS Corporation (NYSE: CTS) today announced third quarter 2014 results:

•                  Revenues were $100.0 million, down 3.6% compared to revenues from continuing operations in third quarter of 2013.

•                  GAAP earnings were $8.1 million, or $0.24 per diluted share, compared to $5.1 million, or $0.16 per diluted share, from continuing operations in the third quarter of 2013.

•                  Adjusted EPS was $0.29 versus $0.18 from continuing operations in third quarter of 2013.

Third quarter sales to automotive customers declined 3.1% year-over-year. Prior year sales to automotive customers included $3.9 million for a special one-time order. Excluding this order, sales to automotive customers were up 2.9% in the third quarter of 2014 compared to the third quarter of 2013. Sales of electronic components declined 4.5% year-over-year, however, they increased 2.5% sequentially from second quarter of 2014. CTS received $88 million of new business wins in the third quarter and has won $313 million in new business awards year-to-date.

“The CTS team continues to work diligently to strengthen our operating efficiency and deliver strong earnings,” said Kieran O’Sullivan, CEO of CTS Corporation. “Our strategy to invest in sales and marketing as well as in research and development is on track. We are making progress in our efforts to win business with existing and new customers,” O’Sullivan continued.

Management expects to end the year at the low end of guidance ranges for both sales, $400 to $415 million, and adjusted earnings per diluted share, $0.96 to $1.02.

Conference Call

As previously announced, the Company has scheduled a conference call on Tuesday, October 28, 2014 at 11:00 a.m. (EDT).  The dial-in number for the conference call is 888-466-4462 (719-325-2428, if calling from outside the U.S.). The conference I.D. number is 9675983. There will be a replay of the conference call from 2:00 p.m. (EDT) on Tuesday, October 28, 2014 through 2:00 p.m. (EDT) on Tuesday, November 4, 2014. The telephone number for the replay is 888-203-1112 (719-457-0820, if calling from outside the U.S.). The access code is 9675983. Also, please note that a live audio webcast of the conference call will be available and can be accessed directly from the website of CTS Corporation www.ctscorp.com.

About CTS

CTS is a leading designer and manufacturer of electronic components and sensors to OEMs in the automotive, communications, medical, defense and aerospace, industrial and computer markets. CTS manufactures products in North America, Europe and Asia. CTS’ stock is traded on the NYSE under the ticker symbol “CTS.”

Safe Harbor

This document contains statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, any financial or other guidance, statements that reflect our current expectations concerning future results and events, and any other statements that are not based solely on historical fact. Forward-looking statements are based on management’s expectations, certain assumptions and currently available information. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to certain risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from those presented in the forward-looking statements. Examples of factors that may affect future operating results and financial condition include, but are not limited to: changes in the economy generally and in respect to the businesses in which CTS operates; unanticipated issues in integrating acquisitions; the results of actions to reposition our businesses; rapid technological change; general market conditions in the automotive, communications, and computer industries, as well as conditions in the industrial, defense and aerospace, and medical markets; reliance on key customers; unanticipated natural disasters or other events; the ability to protect our intellectual property; pricing pressures and demand for our products; and risks associated with our international operations, including trade and tariff barriers, exchange rates and political and geopolitical risks. Many of these, and other, risks and uncertainties are discussed in further detail in Item 1A. of the Annual Report on Form 10-K. We undertake no obligation to publicly update our forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.

Contact:	Ashish Agrawal, Vice President and Chief Financial Officer
CTS Corporation, 905 West Boulevard North, Elkhart, IN 46514
Telephone 574-523-3800

CTS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS) - UNAUDITED

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 28,	September 29,	September 28,	September 29,
	2014	2013	2014	2013

Net sales	$99,957	$103,632	$303,643	$307,075

Costs and expenses:
Cost of goods sold	67,458	71,631	206,706	215,888
Selling, general and administrative expenses	13,899	17,829	43,353	52,662
Research and development expenses	5,807	5,718	16,765	17,741
Restructuring charge	1,570	901	4,806	8,107

Operating earnings	11,223	7,553	32,013	12,677

Other (expense) income:
Interest expense	(568)	(818)	(1,763)	(2,782)
Interest income	707	441	1,959	1,300
Other income (expense)	562	490	(1,618)	381
Total other income (expense)	701	113	(1,422)	(1,101)

Earnings from continuing operations before income taxes	11,924	7,666	30,591	11,576

Income tax expense	3,807	2,551	11,033	13,727

Earnings (loss) from continuing operations	8,117	5,115	19,558	(2,151)

Discontinued operations
Earnings from discontinued operations, net of tax	—	1,704	—	1,203

Net earnings (loss)	$8,117	$6,819	$19,558	$(948)

Net earnings (loss) per share:
Basic
Continuing operations	$0.24	$0.16	$0.58	$(0.06)
Discontinued operations	—	0.04	—	0.03
Net earnings (loss) attributable to CTS Corporation	$0.24	$0.20	0.58	$(0.03)

Diluted
Continuing operations	$0.24	$0.16	0.57	$(0.06)
Discontinued operations	—	0.05	—	0.03
Net earnings (loss) attributable to CTS Corporation	$0.24	$0.21	0.57	$(0.03)

Cash dividends declared per share	$0.040	$0.035	$0.120	$0.105

Average common shares outstanding:
Basic	33,599	33,696	33,683	33,603

Diluted	34,107	34,331	34,198	33,603

CTS CORPORATION AND SUBSIDIARIES

OTHER SUPPLEMENTAL INFORMATION

Earnings / (Loss) per Share

The following table reconciles GAAP earnings per share to adjusted earnings per share for CTS:

	Three Months Ended		Nine Months Ended
	September 28,	September 29,	September 28,	September 29,
	2014	2013	2014	2013

GAAP Earnings (loss) per share from continuing operations	$0.24	$0.16	$0.57	$(0.06)

Tax affected charges to reported diluted earnings / (loss) per share:
Restructuring and related charges	0.05	0.01	0.15	0.18
CEO transition costs	—	0.01	—	0.04
Tax impact of cash repatriation	—	—	—	0.32
Tax asset write-off related to restructuring	—	—	0.01	0.03

Adjusted earnings per share	$0.29	$0.18	$0.73	$0.51

Additional Information

The following table includes other financial information not presented in the preceding financial statements.

	Three Months Ended		Nine Months Ended
	September 28,	September 29,	September 28,	September 29,
$ In thousands	2014	2013	2014	2013
Expense
Depreciation and Amortization	$4,321	$5,321	$12,722	$16,677
Equity Based Compensation	$660	$660	$1,839	$3,141

OTHER SUPPLEMENTAL INFORMATION

(continued)

Non-GAAP Financial Measures

Adjusted earnings per share is a non-GAAP financial measure.  The most directly comparable GAAP financial measure is diluted earnings per share.

CTS adjusts for these items because they are discrete events which have a significant impact on comparable GAAP financial measures and could distort an evaluation of our normal operating performance.

CTS uses an adjusted earnings per share measure to evaluate overall performance, establish plans and perform strategic analysis.  Using this measure avoids distortion in the evaluation of operating results by eliminating the impact of events which are not related to normal operating performance.  Because this measure is based on the exclusion or inclusion of specific items, they may not be comparable to measures used by other companies which have similar titles.  CTS’ management compensates for this limitation when performing peer comparisons by evaluating both GAAP and non-GAAP financial measures reported by peer companies.  CTS believes that this measure is useful to its management, investors and stakeholders in that it:

• provides a truer measure of CTS’ operating performance,

• reflects the results used by management in making decisions about the business, and

• helps review and project CTS’ performance over time.

We recommend that investors consider both actual and adjusted measures in evaluating the performance of CTS with peer companies.

CTS Corporation and Subsidiaries

Condensed Consolidated Balance Sheets - Unaudited

(In thousands of dollars)

	September 28,	December 31,
	2014	2013

Cash and cash equivalents	$130,884	$124,368
Accounts receivable, net	63,093	62,667
Inventories	29,908	32,226
Other current assets	20,569	17,008
Total current assets	244,454	236,269

Property, plant and equipment, net	74,157	74,869
Other Assets
Prepaid pension asset	66,112	56,396
Goodwill	32,047	32,047
Indefinite-lived intangible asset	690	690
Other intangible assets, net	36,967	40,092
Deferred income taxes	32,963	38,620
Other	1,372	1,282
Total other assets	170,151	169,127
Total Assets	$488,762	$480,265

Accounts payable	$45,405	$47,052
Accrued payroll and benefits	11,485	20,822
Accrued liabilities	27,405	27,246
Total current liabilities	84,295	95,120

Long-term debt	80,300	75,000
Post retirement obligations	7,193	7,935
Other long-term obligations	5,455	5,481
Shareholders’ equity
Common stock	299,762	297,164
Additional contributed capital	38,666	39,631
Retained earnings	374,515	358,997
Accumulated other comprehensive loss	(79,174)	(81,897)
Total shareholders’ equity before treasury stock	633,769	613,895
Treasury stock	(322,250)	(317,166)
Total shareholders’ equity	311,519	296,729
Total Liabilities and Shareholders’ Equity	$488,762	$480,265